Exhibit 5.1

Suite 3400 Houston, TX 77002-2730 United States of America
Mayer Brown LLP 700 Louisiana Street Suite 3400 Houston, Texas 77002-2730

T: +1 713 238 3000 F: +1 713 238 4888

www.mayerbrown.com

March 18, 2022

Battalion Oil Corporation 3505 West Sam Houston Parkway North Suite 300 Houston, Texas 77043

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Battalion Oil Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the general rules and regulations promulgated under the Act, of the following securities:

(i)shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

(ii)shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), which may be issued in one or more series;

(iii)depositary receipts representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”);

(iv)warrants for the purchase of shares of Common Stock, shares of Preferred Stock or Depositary Shares (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named therein;

(v)purchase contracts obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, shares of Preferred Stock or Depositary Shares at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract”) proposed to be entered into between the Company and one or more purchase contract agents to be named therein;

(vi)units comprised of one or more of shares of Common Stock, shares of Preferred Stock, Depositary Shares or Purchase Contracts in any combination of such securities (the “Units”). The Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and one or more unit agents to be named therein; and

(vii)such indeterminate amount and number of each class of the foregoing securities as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable, of any of the above securities that provide for such conversion, redemption, exchange, exercise or settlement, including such shares of Common Stock or shares of Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

As used herein, “Transaction Documents” means the Depositary Agreements, the Warrant Agreements, the Purchase Contracts, the Unit Agreements and any applicable underwriting or purchase agreement.

The board of directors of the Company (the “Board”) has taken and will take from time to time corporate action relating to the offer, sale and issuance of any Securities (the “Corporate Proceedings”). Certain terms of any class or series of Securities may be established by certain officers of the Company who will be authorized by the Corporate Proceedings.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions expressed herein, we have examined (i) the organizational documents of the Company; (ii) the Registration Statement; and (iii) the resolutions of the Board relating to the preparation and filing of the Registration Statement for the potential offering of the Securities from time to time.

In addition, we have examined such other documents, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties, we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms.

We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be declared effective by the Commission and remain effective under the Act; (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive Transaction Document and any other necessary agreement with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the parties thereto; (v) any Securities offered and sold will be sold and delivered at the price and in accordance with the terms of the applicable Transaction Document and as set forth in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (vi) the issue price for any shares of Common Stock or Preferred Stock, including upon any exercise of Warrants, upon conversion of any shares of Preferred Stock or upon settlement of Purchase Contracts or Units, will be at a price not less than the par value of such Common Stock or Preferred Stock, as the case may be; (vii) the certificates, if required, evidencing any Securities offered and sold have been duly executed and delivered; (viii) the Corporate Proceedings with respect to any Securities offered and sold and their offering and issuance will have been completed; (ix) New York law will be chosen to govern the applicable Transaction Document for any offer and sale of Securities, and that such choice in each case is a valid and legal provision; (x) the terms of the Securities offered and sold will be consistent with the description thereof contained in the Registration Statement and any applicable prospectus supplement, pricing supplement and/or term sheet; (xi) the terms of the Securities offered and sold will not violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and such terms will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (xii) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Transaction Document.

As to matters of fact material to our opinions, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of the Company and of public officials with respect to the Company.

Based upon and subject to the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that:

(i)with respect to the shares of Common Stock to be offered and sold by the Company, including any Indeterminate Securities (the “Offered Common Stock”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; and (c) the shares of such Offered Common Stock have been issued, sold and delivered either (x) in accordance with the applicable Transaction Document approved by the Board, against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement or (y) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, in each case, against payment or delivery of the consideration therefor provided for therein, such shares of Offered Common Stock will be validly issued, fully paid and non-assessable;

(ii)with respect to the shares of Preferred Stock to be offered and sold by the Company including any Indeterminate Securities (the “Offered Preferred Stock”), assuming (a) the due authorization thereof; (b) the appropriate Corporate Proceedings have been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Offered Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company); and (c) the shares of such Offered Preferred Stock have been issued, sold and delivered either (x) in accordance with the applicable Transaction Document approved by the Board, against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement or (y) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, in each case, against payment or delivery of the consideration therefor provided for therein, such shares of Offered Preferred Stock will be validly issued, fully paid and non-assessable;

(iii)with respect to any Warrants offered by the Company (the “Offered Warrants”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Warrants contained in the Registration

Statement and any applicable prospectus supplement; (d) the due authorization of the shares of Common Stock or Preferred Stock underlying the Offered Warrants; and (e) the due authorization, execution and delivery of the applicable Warrant Agreement by the parties thereto, the Offered Warrants, when duly executed and countersigned in accordance with the applicable Warrant Agreement and delivered in accordance with the applicable Transaction Document approved by the Board, against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Warrant Agreement and will be enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iv)with respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Depositary Shares contained in the Registration Statement and any applicable prospectus supplement; (d) the due authorization of the shares of Preferred Stock underlying the Offered Depositary Shares; (e) the applicable Depositary Agreement has been duly authorized and validly executed and delivered by the parties thereto; (f) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement; (g) the shares of Preferred Stock underlying the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement; and (h) the depositary receipts evidencing the Depositary Shares have been duly issued and delivered either (x) in accordance with the applicable Transaction Document approved by the Board, against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement or (y) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, in each case, against payment or delivery of the consideration therefor provided for therein, the Offered Depositary Shares will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(v)with respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the due authorization of the Common Stock, the Preferred Stock or the Depositary Shares relating to such Offered Purchase Contracts; (d) the consistency of the terms thereof with the description of the Purchase Contracts contained in the Registration Statement and any applicable prospectus supplement; and (e) the applicable Purchase Contract has been duly authorized and validly executed by the parties thereto, the Offered Purchase Contracts, when delivered in accordance with the applicable Transaction Document approved by the Board, against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(vi)with respect to any Units offered by the Company (the “Offered Units”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Units contained in the Registration Statement and any applicable prospectus supplement; (d) the due authorization of the Securities included in such Offered Units; and (e) the applicable Unit Agreement and any other applicable Transaction Document have been duly authorized, validly executed and delivered by the parties thereto, the Offered Units, when certificates evidencing the Offered Units have been duly executed and countersigned in accordance with the provisions of the applicable Unit Agreement and delivered in accordance with the applicable Transaction Document against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

This opinions expressed herein are limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus supplement, pricing supplement, term sheet or other offering material regarding the Company or the Securities or their offering and sale.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mayer Brown LLP